EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
THIRD QUARTER 2010 RESULTS

•	Funds from Operations of $18.7 Million or $.70 Per Share Compared to $.76 Per Share for the Same Quarter Last Year
•	Net Income Attributable to Common Stockholders of $4.0 Million or $.15 Per Share
•	Same Property Net Operating Income Decline of 4.8%; 6.5% Decline Without Straight-Line Rent Adjustments
•	90.0% Leased, 88.3% Occupied
•	Customer Retention Rate of 90% for the Third Quarter
•	Paid 123rd Consecutive Quarterly Cash Dividend – $.52 Per Share
•	Interest and Fixed Charge Coverages of 3.1x
•	Executed an Application for a $74 Million, 10-Year Mortgage Loan at 4.39% Fixed Interest Rate
•	One Development/Expansion Project With Estimated Costs to Complete of $1.2 Million as of September 30, 2010

JACKSON, MISSISSIPPI, October 21, 2010 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and nine months ended September 30, 2010.

Commenting on EastGroup’s performance for the quarter, David H. Hoster II, President and CEO, stated, “We are pleased to report that during the third quarter we increased occupancy 110 basis points to 88.3% and our percentage leased to 90.0%.  This represents the second consecutive quarter of improved levels for both categories.  In addition, funds from operations met the mid-point of guidance for the quarter and nine months.”

FUNDS FROM OPERATIONS

For the quarter ended September 30, 2010, funds from operations (FFO) was $.70 per share compared to $.76 per share for the same period of 2009, a decrease of 7.9%.  The decrease was mainly due to a decrease in same property operations and increased interest expense, which primarily resulted from decreased interest capitalization in 2010.  Property net operating income (PNOI) decreased 1.7%, or $511,000, primarily due to a decrease in PNOI of $1,450,000 from same property operations, offset by an increase in PNOI of $597,000 from 2009 and 2010 acquisitions and an increase of $350,000 from newly developed properties.  Termination fee income of $378,000 and bad debt expense of $91,000 were included in PNOI in the third quarter of 2010 compared to $313,000 and $211,000, respectively, in the same quarter last year.

Same property net operating income decreased 4.8% for the quarter and 6.5% without straight-line rent adjustments.  Rental rates on new and renewal leases (5.2% of total square footage) decreased an average of 8.5% for the quarter; rental rates decreased 12.6% without straight-line rent adjustments.

For the nine months ended September 30, 2010, FFO was $2.14 per share compared to $2.39 per share for the same period last year, a decrease of 10.5%.  The decrease was mainly attributable to a decrease in same property operations and increased interest expense, which primarily resulted from decreased interest capitalization in 2010.  PNOI decreased 0.3%, or $261,000, mainly due to a decrease in PNOI of $4,044,000

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

from same property operations, offset by an increase in PNOI of $1,953,000 from 2009 and 2010 acquisitions and an increase of $1,870,000 from newly developed properties.  Termination fee income of $2,816,000 and bad debt expense of $833,000 were included in PNOI in the first nine months of 2010 compared to $755,000 and $1,628,000, respectively, in the same period last year.

For the first nine months of 2010, same property net operating income decreased 4.5%; 6.0% without straight-line rent adjustments.  Rental rates on new and renewal leases (19.6% of total square footage) decreased an average of 11.3% for the nine months; rental rates decreased 15.3% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO, are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.15 for the three months ended September 30, 2010, compared to $.24 for the same period of 2009.  Diluted EPS was $.50 for the first nine months of 2010 compared to $.82 for the same period last year.  The decrease in diluted EPS for both periods was mainly attributable to increased depreciation and amortization expense, a decrease in same property operations and increased interest expense, which primarily resulted from decreased interest capitalization during 2010.

DEVELOPMENT

At September 30, 2010, EastGroup’s development program consisted of one pre-leased expansion project at Arion 8 in San Antonio, Texas.  The 20,000 square foot expansion will accommodate an existing customer and has a projected total cost of $1.9 million, of which $1.2 million remained to be spent as of September 30, 2010.  There have not been any construction starts in 2010, and none are planned for the remainder of the year.

During the first nine months of 2010, EastGroup transferred five development properties to the real estate portfolio as detailed below:
Real Estate Properties Transferred from Development in 2010	Size	Date Transferred	Cost	Percent Leased at 10/20/10
	(Square feet)		(In thousands)

Beltway Crossing VII, Houston, TX	95,000	02/01/10	$6,091	69%
Country Club III & IV, Tucson, AZ	138,000	02/01/10	11,903	52%
Oak Creek IX, Tampa, FL	85,000	02/01/10	5,208	0%
Blue Heron III, West Palm Beach, FL	20,000	04/01/10	2,847	42%
World Houston 30, Houston, TX	88,000	07/01/10	6,251	69%
Total Developments Transferred	426,000		$32,300

DIVIDENDS

EastGroup paid cash dividends of $.52 per share of common stock in the third quarter of 2010.  This was the Company’s 123rd consecutive quarterly cash distribution.  The Company’s dividend payout ratio to funds from operations was 74% for the quarter.  The annualized dividend rate of $2.08 per share yielded 5.0% on the closing stock price of $41.22 on October 20, 2010.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FINANCIAL STRENGTH AND FLEXIBILITY

During the third quarter, EastGroup continued to achieve strong debt ratios.  Debt-to-total market capitalization was 41.7% at September 30, 2010.  For the quarter, EastGroup had interest and fixed charge coverage ratios of 3.1x and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.51.  Total debt at September 30, 2010 was $722.4 million comprised of $588.2 million of fixed rate mortgage debt and $134.2 million of floating rate bank debt.

The Company has revolving credit facilities of $200 million and $25 million, of which $88 million was available to borrow as of September 30, 2010.  These credit facilities mature in January 2012, and the $200 million line of credit has an option for a one-year extension at the Company’s request.

EastGroup did not have any debt maturities in 2010; however, on October 1, 2010, the Company repaid its $8,770,000 mortgage loan on the Tower Automotive Center.

In September, EastGroup executed an application for a $74 million, non-recourse first mortgage loan with a fixed interest rate of 4.39%, a 10-year term and a 20-year amortization schedule.  The loan, which is secured by properties containing 1.3 million square feet, is expected to close in late December.  The Company plans to use the proceeds of this mortgage loan to reduce variable rate bank borrowings.

OUTLOOK FOR REMAINDER OF 2010

FFO per share for 2010 is estimated to be in the range of $2.84 to $2.86.  Diluted EPS for 2010 is estimated to be in the range of $.65 to $.67.  The table below reconciles projected net income attributable to common stockholders to projected FFO.
	Low Range		High Range
	Q4 2010	Y/E 2010	Q4 2010	Y/E 2010
	(In thousands, except per share data)
Net income attributable to common stockholders	$3,991	17,413	4,527	17,949
Depreciation and amortization	14,700	58,694	14,700	58,694
Funds from operations attributable to common stockholders	$18,691	76,107	19,227	76,643

Diluted shares	26,836	26,818	26,836	26,818

Per share data (diluted):
Net income attributable to common stockholders	$0.15	0.65	0.17	0.67
Funds from operations attributable to common stockholders	$0.70	2.84	0.72	2.86

The following assumptions were used:

•	Average occupancy of approximately 88.6% for the fourth quarter.
•	Same property NOI decrease of 1.75% to 3.25% for the fourth quarter.
•	No property acquisitions or dispositions in the fourth quarter.
•	No development construction starts during the fourth quarter.
•	Bad debt, net of termination fees, of $.01 per share in the fourth quarter.
•	Floating rate bank debt at an average rate of 1.1% for the fourth quarter.
•	New fixed rate debt of $74 million on December 28, 2010 at 4.39%.
•	Payoff of recourse mortgage debt secured by Tower Automotive Center of $8,770,000 on October 1, 2010.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its third quarter and review the Company’s current operations on Friday, October 22, 2010, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-800-895-0198 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Friday, October 22, 2010.  The telephone replay will be available until Friday, October 29, 2010, and can be accessed by dialing 1-800-727-1367.  Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Friday, October 29, 2010.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available upon request by calling the Company at 601-354-3555, or by accessing the report in the Reports section of the Company’s website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the acquisition, development and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California.  The Company’s goal is to maximize stockholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio currently includes 28.1 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUES
Income from real estate operations	$43,118	43,164	131,077	129,518
Other income	20	22	108	61
	43,138	43,186	131,185	129,579
EXPENSES
Expenses from real estate operations	13,176	12,711	39,745	37,925
Depreciation and amortization	14,648	13,573	44,071	39,898
General and administrative	2,521	2,246	7,675	6,973
	30,345	28,530	91,491	84,796

OPERATING INCOME	12,793	14,656	39,694	44,783

OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated investment	84	82	251	245
Gain on sales of non-operating real estate	9	8	28	23
Interest income	85	73	252	229
Interest expense	(8,845)	(8,537)	(26,515)	(23,855)
INCOME FROM CONTINUING OPERATIONS	4,126	6,282	13,710	21,425

DISCONTINUED OPERATIONS
Loss from real estate operations	-	(38)	-	(114)
LOSS FROM DISCONTINUED OPERATIONS	-	(38)	-	(114)

NET INCOME	4,126	6,244	13,710	21,311
Net income attributable to noncontrolling interest in joint ventures	(103)	(97)	(307)	(330)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$4,023	6,147	13,403	20,981

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.15	0.24	0.50	0.83
Loss from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.15	0.24	0.50	0.83

Weighted average shares outstanding	26,758	25,811	26,747	25,381

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.15	0.24	0.50	0.82
Loss from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.15	0.24	0.50	0.82

Weighted average shares outstanding	26,828	25,916	26,810	25,473

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$4,023	6,185	13,403	21,095
Loss from discontinued operations	-	(38)	-	(114)
Net income attributable to common stockholders	$4,023	6,147	13,403	20,981

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

NET INCOME	$4,126	6,244	13,710	21,311
Equity in earnings of unconsolidated investment	(84)	(82)	(251)	(245)
Interest income	(85)	(73)	(252)	(229)
Other income	(20)	(22)	(108)	(61)
Gain on sales of non-operating real estate	(9)	(8)	(28)	(23)
Loss from discontinued operations	-	38	-	114
Depreciation and amortization from continuing operations	14,648	13,573	44,071	39,898
Interest expense (1)	8,845	8,537	26,515	23,855
General and administrative expense (2)	2,521	2,246	7,675	6,973
PROPERTY NET OPERATING INCOME (PNOI)	$29,942	30,453	91,332	91,593

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$4,023	6,147	13,403	20,981
Depreciation and amortization from continuing operations	14,648	13,573	44,071	39,898
Depreciation and amortization from discontinued operations	-	14	-	43
Depreciation from unconsolidated investment	33	33	99	99
Noncontrolling interest depreciation and amortization	(52)	(51)	(157)	(153)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$18,652	19,716	57,416	60,868

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$4,023	6,147	13,403	20,981
Interest expense (1)	8,845	8,537	26,515	23,855
Interest expense from unconsolidated investment	80	83	242	249
Noncontrolling interest in earnings (before depreciation and amortization)	155	148	464	483
Gain on sales of non-operating real estate	(9)	(8)	(28)	(23)
Loss from discontinued operations (before depreciation and amortization)	-	24	-	71
Depreciation and amortization from continuing operations	14,648	13,573	44,071	39,898
Depreciation and amortization from discontinued operations	-	14	-	43
Depreciation from unconsolidated investment	33	33	99	99
Noncontrolling interest depreciation and amortization	(52)	(51)	(157)	(153)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$27,723	28,500	84,609	85,503

DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$0.15	0.24	0.50	0.82
Loss from discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common stockholders	$0.15	0.24	0.50	0.82

Funds from operations attributable to common stockholders	$0.70	0.76	2.14	2.39

Weighted average shares outstanding for EPS and FFO purposes	26,828	25,916	26,810	25,473

(1) Net of capitalized interest of $869 and $1,316 for the three months ended September 30, 2010 and 2009, respectively; and $2,705 and $4,714 for the nine months ended September 30, 2010 and 2009, respectively.

(2) Net of capitalized development costs of $62 and $334 for the three months ended September 30, 2010 and 2009, respectively; and $267 and $1,009 for the nine months ended September 30, 2010 and 2009, respectively.